Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-121232 of Knoll, Inc. on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the Knoll Retirement Savings Plan for the year ended December 31, 2009

/s/  ParenteBeard, LLC

ParenteBeard, LLC

Reading, Pennsylvania

June 29, 2010